UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2014

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-191106	80-0947092
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Waiver of Asset Management Fee

In accordance with the terms of the Advisory Agreement entered into between Hines Global REIT II, Inc. (the “Company”), Hines Global REIT II Properties LP and Hines Global REIT Advisors LP (the “Advisor”), the Company has agreed to pay a monthly asset management fee to the Advisor. However, on September 22, 2014, the Advisor agreed to waive the asset management fees otherwise payable to it for the quarter ended December 31, 2014, to the extent that the Company’s modified funds from operations for the quarter ended December 31, 2014, as disclosed in the Company’s Annual Report on Form 10-K for such year, amounts to less than 100% of the aggregate distributions declared to its stockholders for the quarter ended December 31, 2014. As a result of the waiver of these fees, if any, cash flows from operations that would have been paid to the Advisor for asset management fees may be available to pay distributions to stockholders. This fee waiver is not a deferral and accordingly, any fees that are waived will not be paid to the Advisor in cash at any time in the future.

Item 8.01 Other Items

2014 Distributions and Special Stock Dividends

The Company’s board of directors has authorized it to declare distributions for the period from October 1, 2014 through December 31, 2014. Distributions for shares of the Company’s Class A common stock (the “Class A Shares”) will be calculated based on stockholders of record each day in an amount equal to $0.001575342 per share, per day. Distributions for shares of the Company’s Class T common stock (the “Class T Shares”) will be calculated based on stockholders of record each day in an amount equal to $0.001315890 per share, per day. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for those participating in the Company’s distribution reinvestment plan and will be paid or issued, respectively, on the first business day following the completion of the month to which they relate. Distributions reinvested pursuant to the distribution reinvestment plan will be reinvested in shares of the same class as the shares on which the distributions are being made. Some or all of the cash distributions may be paid from sources other than cash flows from operations.

In addition to the distributions described above, the Company’s board of directors has authorized special stock dividends as of daily record dates for the period from October 1, 2014 through December 31, 2014. Stock dividends for Class A Shares and Class T Shares will be calculated based on stockholders of record each day in an amount equal to 0.0000273973 of a share of common stock per share, per day. These stock dividends will be issued on January 1, 2015 in shares of the same class as the shares on which the stock dividends are being made.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits-

10.1 Waiver to Hines Global REIT II Advisory Agreement

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing and payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

September 24, 2014	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Waiver to Hines Global REIT II Advisory Agreement